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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549


                                   FORM 8-K


                                CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report:  April 5, 1994









                   AMERICAN TELEPHONE AND TELEGRAPH COMPANY



A New York               Commission File               I.R.S. Employer
Corporation                No. 1-1105                  No. 13-4924710






32 Avenue of the Americas, New York, New York 1001 3-2412

              Telephone Number (212) 387-5400


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Form 8-K                        American Telephone and Telegraph Company
April 5, 1994


Item 5.  Other Events.

     On April 5, 1994 the U.S. District Court, acting on a motion filed by BellSouth Corporation on December 2, 1993, ruled that American Telephone and Telegraph Company's ("AT&T") acquisition, under a proposed merger ("Merger"), of the interests owned by McCaw Cellular Communications, Inc. ("McCaw") in certain cellular properties controlled by Regional Bell Operating Companies would violate the antitrust consent decree entered into by AT&T in 1982 (the "Decree"). The Court determined that AT&T must seek a waiver of the Decree to proceed with the Merger, and that the record before the Court was insufficient to support a waiver. Accordingly, the Court declined to grant such a waiver without prejudice to a renewed request by AT&T, and noted that its ruling does not absolutely foreclose the waiver. Rather, the Court held that AT&T must satisfy the legal standard for a decree modification. There can be no assurance as to whether the Court will grant any waiver, or if granted, when that will occur.

     On April 6, 1994, the California Public Utilities Commission announced that it had granted AT&T's application to approve the Merger. This completes the required state regulatory actions for the Merger.


































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Form 8-K                        American Telephone and Telegraph Company
April 5, 1994





                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.











                                   American Telephone and Telegraph Company







                               By  S. L. Prendergast
                                   Vice President and Treasurer






April 7, 1994